Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

November 13, 2023

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re:	Securities Being Registered Under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), relating to the registration under the Securities Act of the offer and sale by the Company of (A) one or more warrants (collectively, the “Representative’s Warrants”) exercisable to purchase in aggregate $253,575 of shares (the “Representative’s Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable to the representative of the underwriters of a proposed underwritten public offering of the Common Stock or its designees (including shares of Common Stock that may be issuable upon exercise of the Representative’s Warrants that may be issued pursuant to the exercise of the underwriters’ over-allotment option); and (B) the Representative’s Warrant Shares. The Rule 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-271951) (the “Registration Statement”), initially filed by the Company on May 15, 2023 and declared effective by the Commission on November 13, 2023.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Rule 462(b) Registration Statement;

(b)	the Registration Statement;

(c)	the form of the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(d)	the form of the Representative’s Warrants, filed as Exhibit 4.1 to the Registration Statement;

(e)	the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; and

(f)	the Second Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 November 13, 2023

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement has been declared effective by the Commission and such effectiveness shall not have been terminated or rescinded. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization of all parties other than the Company by all requisite action, corporate or other, the execution and delivery by all parties other than the Company of the documents, and the validity and binding effect thereof on such parties other than the Company.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when the 462(b) Registration Statement becomes effective under the Securities Act and the Representative’s Warrant Shares have been issued and delivered by the Company upon exercise of the Representative’s Warrants against payment therefor as set forth in the Underwriting Agreement and in accordance with the terms of the Representative’s Warrants, will be validly issued, fully paid and non-assessable; and

2.	When the 462(b) Registration Statement becomes effective under the Securities Act and the Representative’s Warrants are duly executed in accordance with their terms and issued and delivered, as contemplated by the Underwriting Agreement, such Representative’s Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability to, or the effect on, the subject transactions of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC